DALA PETROLEUM CORPORATION
175 S. MAIN STREET
15TH FLOOR
SALT LAKE CITY, UT 84111

January 26, 2016

Re: Promissory Note
Dated June 8, 2015

Gentlemen,

Pursuant to your request, Clarence Cottman as Trustee and Pacific Oil & Gas, LLC as Mortgagee agree to extend the maturity of that certain Promissory Note dated June 8, 2015, and made pursuant to the terms and conditions of Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated June 8, 2015 ("Mortgage") , until March 1, 2016.

Please indicate your concurrence to this extension and your agreement that all other terms and conditions of the Promissory Note dated June 8, 2015, and Mortgage shall remain the same by signing in the space below.

DALA PETROLUM CORPORATION

William Gumma
CEO

PACIFIC OIL & GAS, LLC

Clarence Cottman
Managing Director

TRUSTEE

Clarence Cottman